                                                                    EXHIBIT 99.1


            REVOCABLE PROXY -- SOUTHLAND BANK CORPORATION OF GEORGIA


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
        THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ____________, 1998


         The undersigned hereby appoints Ken B. Lanier and John J. Neely, Jr., and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Southland Bank Corporation of Georgia ("SBC") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the main office of Coffee County Bank, 102 North Peterson Avenue, Douglas, Georgia, on __________, ___________, 1998, at _______, local time, and at any and all adjournments and postponements thereof, as indicated below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED
BELOW.

                  A proposal to approve the Agreement and Plan of Merger dated February 18, 1998, by and among First Liberty Financial Corp., First Liberty Bank, SBC, Southland Bank and Coffee County Bank, and the transactions contemplated thereby.

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ABOVE.


             (Continued and to be signed and dated on reverse side)

         If the undersigned elects to withdraw this proxy card on or before the time of the Special Meeting or any adjournments or postponements thereof and notifies the Secretary of SBC at or prior to the vote at the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and later dated proxy card to SBC, the undersigned may vote in person at the Special Meeting all shares of Common Stock of SBC owned by the undersigned as of the record date (_________, 1998).

         Please mark this proxy card above and then date and sign this proxy card below exactly as your name appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


                     ___________________________________________________________
                     Signature


                     ___________________________________________________________
                     Signature, if shares held jointly


                     Date:__________________________


                     Do you plan to attend the Special Meeting?   YES [ ] NO [ ]

              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE